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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes


Pricing Supplement No. 58                                  Trade Date: 03/10/03
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 03/13/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is March 11, 2003



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

         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UFG4              $3,144,000.00              3.25%                 09/15/09                 100%



    Interest Payment
        Frequency                                                               Dates and terms of redemption
      (begin date)          Survivor's Option       Subject to Redemption       (including the redemption price)
    ----------------        -----------------    -------------------------      --------------------------------
        04/15/03                   Yes                     Yes                             100% 03/15/04
        monthly                                                                    semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $3,109,416.00             $34,584.00                $2.00             ABN AMRO Financial
                                                                             Services, Inc.
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